United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 1, 2012

Integrated Healthcare Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-23511	87-0573331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 North Tustin Avenue, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 953-3503

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry Into a Material Definitive Agreement.

Amendment No. 3 to Revolving Loan Facility

On August 1, 2012, Integrated Healthcare Holdings, Inc. (“IHHI”) and its subsidiaries, WMC-A, Inc., WMC-SA, Inc., Chapman Medical Center, Inc. and Coastal Communities Hospital, Inc. (together with IHHI, the “ Company ”) entered into Amendment No. 3 to Credit and Security Agreement (the “Revolving Loan Amendment”), which amends the Credit and Security Agreement, dated as of August 30, 2010, as amended (the “ Revolving Loan Agreement”), by and among the Company, MidCap Funding IV, LLC, as assigned to it from MidCap Financial, LLC, as administrative agent and a lender, and Silicon Valley Bank, as a lender (collectively, the “Lenders”).

Under the Revolving Loan Amendment, the minimum Revolving Loan Commitment Amount under the Revolving Loan Agreement was increased from $14,000,000 to $30,000,000, and the Company agreed to pay to the Lenders an origination fee of 1.0% of the Lenders’ increased commitment under the Revolving Loan Amendment, or $160,000.

In addition, under the Revolving Loan Amendment, the lockbox requirements under Section 2.11(i) of the Revolving Loan Agreement were amended to provide that in the event the Revolving Loan Commitment Amounts are $30,000,000 or less during any period prior to March 31, 2013, or $20,000,000 or less thereafter (and assuming there is no Event of Default at the time), the Company would be permitted to transfer funds that are deposited into any Lockbox Account (as defined therein) to a different bank account designated by the Company, subject to the other terms and conditions contained in the Revolving Loan Agreement.

Amendment No. 4 to Credit Agreement and Consent

Also on August 1, 2012, the Company entered into Amendment No. 4 to Credit Agreement and Consent (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of October 9, 2007, as amended (the “Term Loan Credit Agreement”), by and among the Company, Silver Point Finance, LLC and its affiliates SPCP Group IV, LLC and SPCP Group, LLC (together with Silver Point Finance, LLC, “Silver Point”), and Pacific Coast Holdings Investment, LLC and Ganesha Realty, LLC, as Credit Parties.

Under the Credit Agreement Amendment, Silver Point consented to and waived certain provisions under the Term Loan Credit Agreement in connection with the Company’s execution of the Revolving Loan Amendment. In addition, the provisions in Section 1.4(b)(iii) of the Term Loan Credit Agreement that provide for mandatory prepayment of the Company’s outstanding “A/R Financing” (as defined therein) upon receipt of certain federal matching funds were amended to replace 65% with 80%. In connection with the Credit Agreement Amendment, the Company agreed to pay Silver Point a one-time consent and amendment fee in an aggregate amount equal to $1,800,000, of which $450,000 was paid upon execution of the Credit Agreement Amendment and the balance was added to the principal amount of the Term Loan Credit Agreement.

The foregoing descriptions of the Revolving Loan Amendment and Credit Agreement Amendment are not complete and are qualified in their entirety by reference to copies of such documents, which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.  The foregoing summaries should be read in connection with such exhibits.  Capitalized terms used but not defined in this Report have the meanings that are used or set forth in the Revolving Loan Amendment.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Report is incorporated under this Item by reference.

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ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Amendment No. 3 to Credit and Security Agreement, dated August 1, 2012, by and among the Company, MidCap Funding IV, LLC, as Agent and lender, and Silicon Valley Bank, as lender.

99.2

Amendment No. 4 to Credit Agreement and Consent, dated August 1, 2012, by and among the Company, Pacific Coast Holdings Investment, LLC, Ganesha Realty, LLC, SPCP Group IV, LLC, SPCP Group, LLC and Silver Point Finance, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: August 6, 2012	By:	/s/ Steven R. Blake
Steven R. Blake
Chief Financial Officer